Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Cazoo Group Ltd Incentive Equity Plan of our report dated May 14, 2021, with respect to the consolidated financial statements of Cazoo Holdings Limited and subsidiaries included in the Prospectus to the Registration Statement (Form F-1 No. 333-259778) of Cazoo Group Ltd, dated October 5, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
London, United Kingdom
November 1, 2021